Exhibit 99.1

Zevia Announces Second Quarter 2026 Results

Net Sales at the High End of Outlook; Adjusted EBITDA Exceeds Outlook

LOS ANGELES – August 5, 2026 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages, today reported results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

• Net sales grew 1.1% year over year to $45.0 million

• Gross profit margin was 48.9%, an improvement of 0.2 percentage points year over year

• Net loss was $2.9 million, or $0.04 per share to Zevia’s Class A Common stockholders, including $2.1 million of non-cash equity-based compensation expense, an increase in net loss of $2.3 million year over year, primarily driven by higher equity-based compensation

• Adjusted net loss was $1.8 million (1)

• Adjusted EBITDA was $0.5 million (1), an improvement of $0.3 million year over year

“Stepping into the role as CEO of Zevia, I am excited to begin this new chapter following net sales growth of 10.4% in the first half of 2026, which demonstrates the strong momentum in our business,” said Alexandre Ruberti, President and CEO of Zevia. “We are working aggressively to build a strategic plan that we believe will accelerate growth and deliver sustainable outcomes for the organization. Our immediate areas of focus are to evolve the go-to market strategy, sharpen and scale our brand identity, execute with financial discipline, and establish a performance driven culture. Together, these actions will allow us to capture the full potential of Zevia’s distinct market position and create enhanced profitability and substantial stockholder value.”

Second Quarter 2026 Results

Net sales improved 1.1% to $45.0 million in the second quarter of 2026 compared to $44.5 million in the second quarter of 2025 due to pricing actions, partially offset by a 3.7% decline in volume, primarily reflecting the comparison against distribution load-ins in the prior-year period.

Gross profit margin was 48.9% in the second quarter of 2026 compared to 48.7% in the second quarter of 2025, an improvement of 0.2 percentage points. The increase was primarily driven by the benefit of pricing actions, partially offset by higher aluminum costs.

Selling and marketing expenses were $13.1 million, or 29.0% of net sales, in the second quarter of 2026 compared to $13.4 million, or 30.0% of net sales, in the second quarter of 2025. Selling expenses were $8.1 million, or 17.9% of net sales, in the second quarter of 2026 compared to $8.7 million, or 19.4% of net sales, in the second quarter of 2025, a decrease of $0.6 million, reflecting savings in warehousing and repackaging costs as a result of the Productivity Initiative, lower distribution fees, and lower other direct selling costs. These benefits were partially offset by higher freight costs driven by increased fuel rates.

Marketing expenses were $5.0 million, or 11.1% of net sales, in the second quarter of 2026 compared to $4.7 million, or 10.6% of net sales, in the second quarter of 2025, an increase of $0.3 million reflecting increased investments to drive brand awareness.

(1) Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

General and administrative expenses were $8.6 million, or 19.0% of net sales, in the second quarter of 2026 compared to $8.1 million, or 18.2% of net sales, in the second quarter of 2025. The increase was primarily driven by higher personnel-related costs and outside service expenses, partially offset by lower accrued variable compensation.

Equity-based compensation, a non-cash expense, was $2.1 million in the second quarter of 2026, compared to $1.0 million in the second quarter of 2025. The $1.1 million increase was primarily driven by equity awards granted in connection with the Company's brand endorsement agreement with Cardi B.

Restructuring expenses were $1.0 million in the second quarter of 2026 and primarily consisted of contract termination costs and freight costs incurred to transfer inventory as part of the Company's productivity initiatives.

Net loss in the second quarter of 2026 was $2.9 million, compared to net loss of $0.7 million in the second quarter of 2025.

Loss per share in the second quarter of 2026 was $0.04 to Zevia’s Class A Common stockholders, compared to loss per share of $0.01 in the second quarter of 2025.

Adjusted net loss in the second quarter of 2026 was $1.8 million, compared to an adjusted net loss of $0.6 million in the second quarter of 2025, which excludes restructuring and certain litigation costs.

Adjusted EBITDA was $0.5 million in the second quarter of 2026, compared to Adjusted EBITDA of $0.2 million in the second quarter of 2025.

Adjusted net loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of June 30, 2026, the Company had $28.5 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

2026 Outlook

“Our first half of 2026 reflects steady execution and a continued focus on our strategic growth pillars,” said Girish Satya, Chief Financial Officer of Zevia. “We believe we are uniquely positioned in the market, with a significant opportunity ahead that has yet to be fully captured. As we move forward, we are focused on disciplined execution, improving profitability, and enhanced commercial performance, along with targeted investments to strengthen our capabilities and support sustainable long-term value creation.”

For the full year 2026, the Company continues to expect net sales to be in the range of $170 million to $175 million, and an adjusted EBITDA loss of between $2.0 million and $4.0 million.

For the third quarter of 2026, the Company expects net sales to be in the range of $44.0 million to $46.0 million, and an adjusted EBITDA loss of between $3.0 million and $3.5 million.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, certain litigation expenses, and charges associated with restructuring and cost saving initiatives, including but not limited to severance costs, warehouse/distribution facility exit costs, and asset impairments. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “Reconciliation of GAAP to non-GAAP Financial Results” below.

Webcast

The Company will also host a conference call to discuss its results at 4:30 p.m. Eastern Time today. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/. Those who wish to participate in the call may do so by dialing (877) 423-9813 or (201) 689-8573 for international callers, conference ID 13761344. A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “see,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times at, or by, which such performance, results or outcomes will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding financial guidance or outlook, long-term growth and profitability plans and opportunities, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including branding and marketing, distribution expansion, product innovation, expectations for aluminum and fuel costs and expected benefits of cost efficiencies. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, our ability to mitigate the impact of tariffs, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels, any disruption of our supply chain or product demand, changes in the retail landscape or in sales to any key customer, changes in consumer preferences and/or behaviors, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, adverse global macroeconomic conditions, including relatively high interest rates and a recessionary environment, changes in trade policies or tariffs and other tariff-related developments, geopolitical events or conflicts, including the military conflicts in the Middle East and trade tensions between the U.S. and China, public health emergencies, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations that may cause our business, strategy or actual results to differ materially from those expressed in the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, and vegan. Zevia is distributed in more than 41,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Jean Fontana

ADDO Investor Relations
zevia@addo.com

ZEVIA PBC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$45,002	$44,524	$91,093	$82,547
Cost of goods sold	22,977	22,834	46,778	41,822
Gross profit	22,025	21,690	44,315	40,725
Operating expenses:
Selling and marketing	13,062	13,375	27,597	28,698
General and administrative	8,553	8,082	17,619	15,060
Equity-based compensation	2,079	982	2,973	1,713
Depreciation and amortization	182	236	351	488
Restructuring	1,037	31	1,037	2,169
Total operating expenses	24,913	22,706	49,577	48,128
Loss from operations	(2,888)	(1,016)	(5,262)	(7,403)
Other (expense) income, net	(14)	382	35	439
Loss before income taxes	(2,902)	(634)	(5,227)	(6,964)
Provision for income taxes	12	17	50	58
Net loss and comprehensive loss	(2,914)	(651)	(5,277)	(7,022)
Loss (income) attributable to noncontrolling interest	108	(46)	204	1,099
Net loss attributable to Zevia PBC	$(2,806)	$(697)	$(5,073)	$(5,923)

Net loss per share attributable to common stockholders
Basic	$(0.04)	$(0.01)	$(0.07)	$(0.09)
Diluted	$(0.04)	$(0.01)	$(0.07)	$(0.09)

Weighted average common shares outstanding
Basic	71,833,745	66,332,703	70,029,702	64,651,141
Diluted	71,833,745	66,332,703	70,029,702	64,651,141

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$28,472	$25,354
Accounts receivable, net	10,004	11,106
Inventories	17,516	20,393
Prepaid expenses and other current assets	2,610	1,367
Total current assets	58,602	58,220
Property and equipment, net	820	867
Right-of-use assets under operating leases, net	275	549
Intangible assets, net	3,105	3,135
Other non-current assets	1,376	849
Total assets	$64,178	$63,620
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	20,154	$17,565
Accrued expenses and other current liabilities	10,417	9,786
Current portion of operating lease liabilities	309	668
Total current liabilities	30,880	28,019
Total liabilities	30,880	28,019

Stockholders’ equity
Class A common stock	71	67
Class B common stock	6	8
Additional paid-in capital	180,390	182,226
Accumulated deficit	(136,335)	(131,262)
Total Zevia PBC stockholders’ equity	44,132	51,039
Noncontrolling interests	(10,834)	(15,438)
Total equity	33,298	35,601
Total liabilities and equity	$64,178	$63,620

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(5,277)	$(7,022)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	274	275
Depreciation and amortization	351	488
Loss on disposal of property, equipment and software, net	—	8
Amortization of debt issuance cost	43	38
Equity-based compensation	2,973	1,713
Changes in operating assets and liabilities:
Accounts receivable, net	1,102	(2,325)
Inventories	2,877	2,878
Prepaid expenses and other assets	(1,244)	90
Accounts payable	2,595	(1,000)
Accrued expenses and other current liabilities	615	772
Operating lease liabilities	(359)	(227)
Net cash provided by (used in) operating activities	3,950	(4,312)
Investing activities:
Purchases of property, equipment and software	(394)	(45)
Net cash used in investing activities	(394)	(45)
Financing activities:
Proceeds from exercise of stock options	1	59
Financing costs paid	(244)	(54)
Payment of debt issuance costs	(195)	—
Net cash (used in) provided by financing activities	(438)	5
Net change from operating, investing, and financing activities	3,118	(4,352)
Cash and cash equivalents at beginning of period	25,354	30,653
Cash and cash equivalents at end of period	$28,472	$26,301

Use of Non-GAAP Financial Information

We use Adjusted Net Loss and Adjusted EBITDA, financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted Net Loss and Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted Net Loss is useful to investors because it provides a supplemental view of our operating results by excluding restructuring expenses and certain litigation expenses that management does not believe are reflective of our ongoing operating performance, and the use of Adjusted EBITDA is helpful as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted Net Loss as net loss adjusted to exclude: (1) restructuring expenses, and (2) certain litigation expenses.

We calculate Adjusted EBITDA as net loss adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense and foreign currency (gains) losses, (2) (benefit) provision for income taxes, (3) depreciation and amortization, (4) equity-based compensation, (5) restructuring expenses, and (6) certain litigation expenses. Also, Adjusted EBITDA may in the future be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted Net Loss and Adjusted EBITDA are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of Adjusted Net Loss include that it does not reflect (1) restructuring expenses and (2) certain litigation expenses that we have determined (a) to arise outside of the ordinary course of business, (b) are not reflective of our ongoing operating activities, and (c) are infrequent or unusual based on considerations which we assess regularly, such as frequency of similar cases that have been brought to date or that are expected to be brought within two years, the complexity of the case, the nature of the remedies sought, the counterparty involved and overall litigation strategy. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains)/losses, and restructuring expenses, and (5) it does not reflect the same certain litigation expenses as Adjusted Net Loss.

In addition, our use of Adjusted Net Loss and Adjusted EBITDA may not be comparable to similarly-titled measures of other companies because they may not calculate Adjusted Net Loss and Adjusted EBITDA in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted Net Loss and Adjusted EBITDA alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP.

ZEVIA PBC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(in thousands)

(unaudited)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Loss for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net loss and comprehensive loss	$(2,914)	$(651)	$(5,277)	$(7,022)
Restructuring	1,037	31	1,037	2,169
Certain litigation expenses	113	—	2,363	—
Adjusted Net Loss	$(1,764)	$(620)	$(1,877)	$(4,853)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net loss and comprehensive loss	$(2,914)	$(651)	$(5,277)	$(7,022)
Other expense (income), net*	14	(382)	(35)	(439)
Provision for income taxes	12	17	50	58
Depreciation and amortization	182	236	351	488
Equity-based compensation	2,079	982	2,973	1,713
Restructuring expenses	1,037	31	1,037	2,169
Certain litigation expenses	113	—	2,363	—
Adjusted EBITDA	$523	$233	$1,462	$(3,033)

* Includes interest (income) expense, and foreign currency (gains) losses.